                                              EXHIBIT 21
                 Subsidiaries of the Registrant
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
                                          Jurisdiction           Percentage of
Name                                    of Incorporation       Voting Securities
----                                    ----------------        ---------------
UNC Holdings, Inc.                          Delaware                 100
UNC Tri-Industries, Inc.                    Delaware                 100
UNC Airwork Corporation                     Delaware                 100
UNC Accessory Overhaul Group, Inc.          Delaware                 100
UNC ARDCO Incorporated                      Delaware                 100
UNC CAMCO Incorporated                      Delaware                 100
UNC Engine & Engine Parts, Incorporated     Delaware                 100
UNC Texas CAMCO Incorporated                Delaware                 100
UNC Aviation Services, Inc.                 Delaware                 100
UNC Artex, Inc.                             Delaware                 100
UNC Johnson Technology, Inc.                Delaware                 100
UNC Metcalf Servicing, Inc.                 Delaware                 100
UNC Lear Siegler, Inc.                      Delaware                 100
UNC All Fab, Inc.                           Delaware                 100
UNC Stearns Company                         Delaware                 100
UNC Pacific Airmotive Corporation, Inc.     Delaware                 100
UNC Parts Company, Inc.                     Delaware                 100
UNC/CFC Acquisition Company
   dba Garrett Aviation Services            Delaware                 100

The subsidiaries omitted from the foregoing list do not, considered in the aggregate, constitute a significant subsidiary.